Dated as of the 4th day of February, 1998.



                        INEX PHARMACEUTICALS CORPORATION

                                     - and -

                             LYNX THERAPEUTICS, INC.

                    -----------------------------------------

                              ACQUISITION AGREEMENT

                    -----------------------------------------

                                TABLE OF CONTENTS

                                     PART 1
                                 INTERPRETATION

         Definitions.........................................................  1
         Interpretation......................................................  6


                                     PART 2
                                PURCHASE AND SALE

         Assets   ...........................................................  7
         License  ...........................................................  7
         Excluded Liabilities................................................  7


                                     PART 3
                        PURCHASE PRICE AND OTHER PAYMENTS

         Purchase Price......................................................  8
         Allocation of Purchase Price........................................  9
         Royalty Payments on Antisense Products..............................  9
         Sharing of Payments under Development Agreements.................... 10
         Payments ........................................................... 10
         Sales and Manufacturing Records..................................... 11


                                     PART 4
                             SUBLEASE AND EMPLOYEES

         Manufacturing Facilities............................................ 11
         Employees........................................................... 12


                                     PART 5
                               RESALE RESTRICTIONS

         Share Restrictions.................................................. 12
         Legends  ........................................................... 13
         Notice of Disposition............................................... 14
         Assistance on Sales................................................. 14
         Voting   ........................................................... 14


                                     PART 6
                         REPRESENTATIONS AND WARRANTIES

         Representations and Warranties of Lynx.............................. 14
         Representations and Warranties of Inex.............................. 14
         Survival of Representations and Warranties.......................... 15

                                     PART 7
                                    COVENANTS

         Covenants of Lynx................................................... 15
         Covenants of Inex................................................... 17
         Mutual Covenants.................................................... 17


                                     PART 8
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF INEX

         Conditions Precedent of Inex........................................ 18
         Conditions for Benefit of Inex...................................... 19


                                     PART 9
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF LYNX

         Conditions Precedent of Lynx........................................ 19
         Conditions for Benefit of Lynx...................................... 20


                                     PART 10
                              DELIVERIES AT CLOSING

         Closing  ........................................................... 20
         Deliveries of Lynx.................................................. 20
         Deliveries of Inex.................................................. 21


                                     PART 11
                          LOSS OR DAMAGE BEFORE CLOSING

         Loss or Damage Closing.............................................. 22


                                     PART 12
                                   ADJUSTMENTS

         Effective Date of Transfer of Assets................................ 22


                                     PART 13
                                   CONVEYANCE

         Conveyance of Assets................................................ 22
         Trust Regarding Assets Not Conveyed................................. 23

                                     PART 14
                       NON-COMPETITION AND CONFIDENTIALITY

         Non-Competition..................................................... 23


                                     PART 15
                               DISPUTE RESOLUTION

         Initiation of Process............................................... 25
         Acceptance and Implementation....................................... 26
         Arbitration Rules................................................... 26
         Place of Arbitration................................................ 26
         Legal Proceedings................................................... 26
         Exclusions.......................................................... 26


                                     PART 16
                             INDEMNITIES AND SET-OFF

         Indemnity........................................................... 26
         De Minimus.......................................................... 27
         Notification Regarding Claim........................................ 27
         Litigation.......................................................... 27
         Set-Off  ........................................................... 28


                                     PART 17
                               GENERAL PROVISIONS

         Modifications, Approvals and Consents............................... 28
         Further Assurances.................................................. 29
         Entire Agreement.................................................... 29
         Notice   ........................................................... 29
         Deemed Receipt...................................................... 30
         Change of Address................................................... 30
         Enurement........................................................... 30
         Assignment.......................................................... 30
         Applicable Law...................................................... 31
         Attornment.......................................................... 31
         Waiver of Jury Trial................................................ 31
         Severability........................................................ 31
         Counterparts........................................................ 32

         SCHEDULE A - ACQUIRED TECHNOLOGY
         SCHEDULE B - AMIDATE LICENSE
         SCHEDULE C - REPRESENTATIONS AND WARRANTIES OF LYNX
         SCHEDULE D - REPRESENTATIONS AND WARRANTIES OF INEX
         SCHEDULE E - LEASED  PROPERTY
         SCHEDULE F - SUBLEASE OF LEASED PROPERTY
         SCHEDULE G - EQUIPMENT  AND INVENTORY

         SCHEDULE H - MATERIAL  CONTRACTS
         SCHEDULE I - PERMITS
         SCHEDULE J - PERMITTED ENCUMBRANCES AND ASSUMED LIABILITIES SCHEDULE K - ENVIRONMENTAL MATTERS
         SCHEDULE L - EMPLOYEES
         SCHEDULE M - OPINION OF COUNSEL TO LYNX
         SCHEDULE N - OPINION OF COUNSEL TO INEX

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                            UNDER 17 C.F.R. SS.SS. 200.80(B)(4),
                                                            200.83 AND 240.24B-2


         ACQUISITION AGREEMENT

THIS AGREEMENT is made February 4th, 1998,


BETWEEN:

                  INEX PHARMACEUTICALS CORPORATION, a British Columbia corporation having an office at 100 - 8900 Glenlyon Parkway, Glenlyon Business Park, Burnaby, British Columbia, Canada, V5J 5J8 ("Inex")

AND:

                  LYNX THERAPEUTICS, INC., a Delaware corporation having an office at 3832 Bay Centre Place, Hayward, California, U.S.A. 94545 ("Lynx")

WHEREAS:

(A)      Inex  carries  on  the  business  of  developing  and   commercializing
transmembrane carrier systems for drugs which regulate gene expression;

(B) Lynx owns certain assets and technology relating to oligonucleotide chemistry and antisense therapeutics; and

(C) Lynx has agreed to sell certain of such assets and technology, as well as certain rights related thereto, to Inex on the terms and subject to the conditions hereinafter contained, and concurrent with the closing of such sale has also agreed to license certain antisense technology to Inex;


NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration for the sum of $10 and the mutual covenants and agreements herein contained, and other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties mutually agree as follows:

                                     PART 1

                                 INTERPRETATION

Definitions

1.1      In  this  Agreement,   including  the  recitals,  except  as  otherwise
expressly provided or unless the context otherwise requires,

     1933 Act means the United States Securities Act of 1933, as amended;

     Acquired Technology means all Technology related to the Business, other than the Amidate Technology, as more fully described in Schedule A;

     Affiliate means a company that is related to another company by virtue of the fact that the first company is, directly or indirectly, a subsidiary of the second company or both companies are, directly or indirectly, subsidiaries of the same company or each company is, directly or indirectly, controlled by the same person or company;

     Amidate License has the meaning assigned to it in ss.2.2;

     Amidate  Technology  means  all  Technology   relating  to  phosphoramidate
     oligonucleotides covered by the Amidate License;

     Antisense Product means a therapeutic product developed from the Acquired Technology using a phosphorothioate antisense compound;

     Assets means all the assets ordinarily used, or in which Lynx hold rights, in connection with the Business, including

     (a) the Acquired Technology,
     (b) the Books and Records,
     (c) the Equipment,
     (d) the Inventory,
     (e) the Material Contracts,
     (f) the Permits, and

     and all other tangible and intangible property and assets used in connection with the Business whether located on Lynx's premises or otherwise;

     Assumed Liabilities means those Liabilities set out in Schedule J;

     Books and Records  means all books,  records,  files,  documents  and other
     written,   electronically   maintained  or  computer  accessed  information
     relating solely to the Assets or the Business;

     Business means the business of researching, developing (for both preclinical and clinical phases), designing, making, having made, marketing, distributing, and selling products in the field of or relating to oligonucleotides and antisense technology (but excluding products based on the Amidate Technology) as it applies to therapeutics;

     Business Day means a day that is not a Saturday or a Sunday or a British Columbia provincial, Canadian federal, California state or United States federal holiday;

     Confidential Information means all information (including, without limitation, trade secrets, know-how, specifications, analyses, formulae, drawings, data, reports, patterns, devices, plans, processes, or compilations) and any other documentation, whether written, graphic or stored electronically or magnetically, belonging to either Party or any of its Affiliates, including:

         (a) all proprietary information licensed to or acquired, used or developed by the party including information in respect of laboratory or research procedures and techniques, research data, chemical compositions and processes and other scientific strategies and concepts; and

         (b) all information relating to the party's business, structure, personnel, operations, financial condition, marketing, advertising and commercial strategies, customer and supplier lists, agreements and contractual records and correspondence that may not be generally known;

     Closing means the completion of the sale and purchase of the Assets hereunder by the transfer and conveyance thereof, the issuance of the Inex Shares and the completion of any other related or ancillary matters all as provided herein, and "Closing Time" means the time that Closing occurs;

     Closing Date means March 10, 1998, or such other date as is agreed upon by the parties;

     Development Agreements means the SPAG Agreement and the TSCL Agreement;

     Employee  Benefit Plan has the meaning  assigned to it in ss.29 of Schedule
     C;

     Encumbrance means any mortgage, charge, pledge, hypothecation, lien, easement, right-of-way, encroachment, security interest, covenant, condition, right of re-entry, right of possession, lease, license, assignment, option, claim or other title defect, encumbrance or charge whatsoever, whether or not registered or registrable and whether or not consensual or arising by law, statutory or otherwise, that secures the payment of any Liabilities or the performance of any obligation or creates in favour of or grants to any Person a proprietary right;

     Equipment means all machinery, equipment, office equipment, furniture, furnishings, spare parts, tools, stores and supplies of all kinds used in connection with the Business as more fully set out in Schedule G;

     Fully Burdened Costs means, with respect to the manufacture of a particular Licensed Compound, a party's fully burdened costs of manufacturing the particular Licensed Compound, including without limitation all raw materials, labour, manufacturing and packaging costs and expenses, overhead amounts directly allocable to such manufacturing, and all third party royalties owed by the party based on its sales of such Licensed Compound hereunder to the extent not creditable at any time against third party running royalties, calculated in accordance with generally accepted accounting principles consistently applied;

     Governmental Authority means, as applicable, the government of Canada, the government of the United States of America, the government of a Canadian province or territory, the government of a state in the United States of America, and a ministry, department, commission, board, bureau or other agency of, or municipality, regional district or other local governing body established by, any such government, or other political subdivision thereof and includes any Person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government;

     Gross Profits means those payments received from partners after deducting Fully Burdened Costs;

     Hazardous Substance includes any contaminants, pollutants, dangerous substances, liquid wastes, industrial wastes, hauled liquid wastes, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to any law, judgment, decree, order, injunction, rule, statute and regulation of any court, arbitrator or Governmental Authority by which the Business, the Assets or Lynx is bound or to which Business, the Assets or Lynx is subject;

     HSR Act means The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

     IND means an investigational new drug application filed with a health regulatory agency;

     Inex Shares has the meaning assigned to it in ss.3.1;

     Inventory means the goods, merchandise, stock-in-trade and inventories of raw materials, work in progress and finished goods of or pertaining to the Business, particulars of which are listed in Schedule G;

     Leasehold Property means the premises leased by Lynx as described in Schedule E;

     Licensed Compound means [...***...];

     Liabilities in respect of a Person means collectively, all liabilities, indebtedness, capitalized lease obligations, advances, debts, duties, endorsements, guarantees, obligations, responsibilities and undertakings of such Person assumed, created, incurred, or made, or to which such Person is bound or subject, whether voluntary or involuntary, however arising, whether due or not due, absolute, inchoate or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, express or implied, and whether in respect of which such Person is liable individually or jointly with others;

     LR-3280 means the oligonucleotide compound described in Schedule A;

     Material Contracts means all contracts, engagements or commitments, whether written or oral, to which Lynx is entitled in connection with the Business including the right, title and interest of Lynx in the material agreements and contracts described in Schedules H and J, but excluding the payments under the Development Agreements to which Lynx will continue to be entitled to as specifically provided for in ss.3.4;

     Net Sales means the total amount invoiced or otherwise charged by a party or its Affiliates or sublicensees on account of the final or end product sale of a product to a non-Affiliate, less the following deductions to the extent actually incurred or allowed based upon the sale of such product:

         (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such non-Affiliate for spoiled, damaged, out-dated and returned product;

         (b) freight and insurance costs for transporting such Product, to the extent invoiced to the purchaser;

         (c) sales, value-added and other direct taxes on the sale of the product;

         (d)   customs  duties,   surcharges  and  other  governmental   charges
         incurred in connection with the exportation or importation of such product;

         (e) trade, cash, and quantity discounts off the invoiced price and similar promotional discounts (such as management fees required by hospital buying groups) off the invoiced price, all to the extent consistent with normal practice in the industry;

----------------
*    Confidential Treatment Requested

         (f) amounts reflecting retroactive price adjustments on sale of products, to the extent not previously deducted from Net Sales; and

         (g) rebates or chargebacks made on the sale of such product, to the extent consistent with the normal practice in the industry,

     and provided that any and all of the foregoing are calculated in accordance with generally accepted accounting principles applicable to the locality where the invoices are prepared and consistently applied;

     Permits means all written or oral licenses, consents, permits, authorities, certificates and registrations which are required for the conduct of the Business in the usual and ordinary course and the ownership or leasing of and the uses to which the Assets have been and presently are put including those set out in Schedule I;

     Permitted Encumbrances means the Encumbrances described in Schedule J;

     Person means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust, unincorporated organization or Governmental Authority or any trustee, executor, administrator or other legal representative;

     Purchase Price has the meaning assigned to it in ss.3.1;

     SPAG Agreement means the Development and Supply Agreement dated September 30, 1996 between Lynx and Schwarz Pharma AG;

     TCS means Inex's transmembrane carrier system;

     Technology means all ideas, methods, inventions, know-how, trade secrets, techniques and formulations developed or acquired or licensed by a party;

     TSCL Agreement means the Collaboration Agreement dated July 9, 1996 between Lynx and Tanabe Seiyaku Co., Ltd.; and

     TSE means The Toronto Stock Exchange.


Interpretation

1.2 In this Agreement, except as expressly provided or unless the context otherwise requires,

     (a) "this Agreement" means this Acquisition Agreement, including the Schedules hereto, as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof,

     (b) the headings in this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof,

     (c) the word "including", when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope,

     (d) all accounting terms not otherwise defined herein have the meanings assigned to them, and all calculations to be made hereunder are to be made, in accordance with United States generally accepted accounting principles applied on a consistent basis,

     (e) all references to currency mean currency of the United States of America,

     (f) a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations,

     (g) a reference to an entity includes any successor to that entity,

     (h) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa,

     (i) a reference to "approval", "authorization" or "consent" means written approval, authorization or consent, and

     (j) a reference to a Part is to a Part of this Agreement and the symbol ss. followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated.

1.3 The Schedules attached hereto are incorporated in this Agreement by reference and deemed to form a part hereof.


                                     PART 2

                                PURCHASE AND SALE

Assets

2.1 On the Closing Date, Inex will purchase from Lynx and Lynx will sell, assign and transfer to Inex all of its right, title and interest in the Assets, free and clear of all Encumbrances, except the Permitted Encumbrances.


License

2.2 On the Closing Date, Lynx will grant to Inex an exclusive, worldwide license (the "Amidate License") in substantially the form of the license attached as Schedule B.


Excluded Liabilities

2.3 Inex will not assume any Liabilities of Lynx relating to the Business, other than as expressly set out in Schedule J, and, without limiting the generality of the foregoing, specifically will not assume


     (a) any liabilities for taxes either accruing or relating to the periods on or prior to the Closing Time, except as otherwise provided in this Agreement;

     (b) any claim, judgment, penalty, settlement agreement or other obligation that is pending or threatened on or prior to the Closing Time;

     (c) any claims, liabilities or other obligations that relate to injuries, actions, omissions, conditions or events that occurred or existed on or prior to the Closing Time, whether or not based on any act or omission of Lynx, in connection with the operation of the Business;

     (d) all claims and liabilities arising out of or relating to

         (i) the treatment, storage or disposal on or prior to the Closing Time of Hazardous Materials by Lynx or any other person on any property used in the operation of the Business,

         (ii) releases, on or before the Closing Time, of Hazardous Materials on, at or from any assets or properties,

         (iii) generation or transportation of Hazardous Materials by Lynx in the operation of the Business, and

         (iv) releases of Hazardous Materials by any person on or from property used in the operation of the Business prior to Lynx's ownership or use thereof;

     (e) any taxes, claims, expenses, liabilities, penalties, damages or obligations in any way relating to or arising out of (or in connection with) any Employee Benefit Plan, as defined in paragraph 29 of Schedule C, whether arising prior to, on or after the Closing Date, including, but not limited, to any obligations or liabilities relating to health care continuation coverage under Section 4980B of the Code or Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any state law providing similar rights to continuation coverage, with respect to any qualifying events occurring before, on or after the Closing Date with respect to any Employee Benefit Plan;

     (f) all severance obligations and other costs of terminating employees of Lynx prior to the Closing Time from whatever source such obligations and costs arise, including, without limitation, contractual obligations, notices to employees, employment manuals, course of dealings, past practices or otherwise; and

     (g) all other liabilities accrued prior to the Closing Time, and

     Lynx agrees to pay or otherwise discharge the Liabilities of the Business that are not assumed by Inex, and any failure to do so will be subject to indemnification under Part 16.


                                     PART 3

                        PURCHASE PRICE AND OTHER PAYMENTS

Purchase Price

3.1 In consideration for the transfer of the Assets, Inex will, on the Closing Date:

     (a) make a cash payment to Lynx in the amount of US$3,000,000 (the "Cash Amount");

     (b) issue to Lynx 1,200,000 Common shares of Inex (the "Inex Shares"), of which

         (i) 400,000 shares (the "First Tranche Shares") will be delivered to Lynx on the Closing date,

         (ii) 400,000 shares (the "Second Tranche Shares") will be held by Inex in escrow to be released on the earlier of

               (A) Inex executing an agreement with a strategic partner for the development of an Antisense Product,

               (B) Inex commencing Phase II clinical trials in the United States utilizing an Antisense Product to target one of the genes c-myb, c-myc or IGF-IR, or

               (C)   two years from the Closing Date, and

         (iii) 400,000 shares (the "Third Tranche Shares") will be held by Inex in escrow to be released on the earlier of

               (A) LR-3280 being approved in the United States for the treatment of restenosis, or

               (B)   three years from the Closing Date.

The Inex Shares together with the Cash Amount are referred to as the "Purchase Price".


Allocation of Purchase Price

3.2 The parties agree to utilize the fair market values of the Assets described in the Schedules for the purpose of allocating the purchase price paid the Assets for federal, state, provincial, local and other tax. Each party agrees to report federal, state, local and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocation.


Royalty Payments on Antisense Products

3.3      In  addition  to the payment of the  Purchase  Price,  Inex will pay to
Lynx:

     (a) a royalty of [...***...] of all Net Sales of Antisense Products not used in conjunction with TCS; and

     (b) a royalty of [...***...] of all Net Sales of Antisense Products used in conjunction with TCS;

in each case excluding all such sales made under the Development Agreements.


Sharing of Payments under Development Agreements

3.4 Inex agrees that Lynx will retain the right to, and be entitled to, receive

     (a) all milestone payments made under ss.7.1(b) (as a result of satisfying ss.7.2(a)(i)) of the SPAG Agreement and ss.7.1(b) of the TSCL Agreement,

     (b) 50% of all other milestone payments made under the Development Agreements, and

     (c) 50% of all Gross Profits which are earned by Inex under the Development Agreements.


3.5 On the Closing Date, Inex will establish procedures with Schwarz Pharma AG and Tanabe


----------------
*    Confidential Treatment Requested

Seiyaku Co., Ltd. under which they will pay directly to Lynx all payments due to Lynx under ss.3.4, and if a payment required to be paid to Lynx pursuant to ss.3.4 is paid to Inex, Inex will forthwith pay to Lynx an amount equal to such misdirected payment.

3.6 Lynx acknowledges that, as at the date hereof, it has received, in the aggregate, milestone payments of [...***...], and that no further milestone payments are or will become due and payable under such agreements before the Closing Date.


Payments

3.7 Payments under ss.3.3 are to be made to Lynx within 45 days of the end of each calendar quarter of Net Sales of Antisense Products. Payments made under ss.3.3 ("Royalties") shall be accompanied by a statement that will include for each country in which sales of products occurred: the gross sales and Net Sales in each country's currency; the royalty rate; the related amounts payable in each country's currency; the applicable exchange rate to convert from each country's currency to U.S. dollars; and the amounts payable in U.S. dollars. Payments to be received by Lynx under ss.3.4 in respect of Gross Profits will be accompanied by an explanation of Inex's calculation of Gross Profits. Royalties and the payments due Lynx under ss.3.4(b) will first be calculated to U.S. Dollars using the exchange rate as reported in the Wall Street Journal for the last business day of the calendar quarter of sales. All payments hereunder will be made to Lynx in U.S. dollars by bank wire transfer in immediately available funds to such account designated by Lynx. The paying party shall provide notice at least five business days prior to the wire transfer date of the amount of payment, the nature of the payment (with reference to the applicable section of the subject agreement) and the date of receipt of good funds. Such notice should be given to the Controller of Lynx at the address for notices set forth herein or such other address directed by Lynx. Funds due Lynx under ss.3.3(a) will be paid according to the procedures set out in the respective Development Agreement.

3.8 Any payment of Royalties under this Part not paid by the payment due date will bear interest at the rate which is the lesser of [...***...], calculated on the number of days such payment is delinquent.

3.9 The payment of Royalties under this Part will be free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable). The paying party will make any withholding payments due on behalf of Lynx and will promptly provide Lynx with written documentation of any such payment sufficient to satisfy the reasonable requirements of an appropriate tax authority concerning an application by Lynx for a foreign tax credit for such payment or for similar treatment. The paying party agrees to take such reasonable and lawful steps as Lynx may request to minimize the amount of tax to which the payments to Lynx are subject.

3.10 If by law, regulations or fiscal policy of a particular country, remittance of payments in U.S. Dollars is restricted or forbidden, notice thereof will be promptly given to Lynx, and payments will be made by deposit thereof in local currency to the credit of Lynx in a recognized banking institution designated by Lynx. When in any country the law or regulations prohibit both the transmittal and deposit of payments based on sales in such a country, such payments will be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all payments that the paying party would have been under obligation to transmit or deposit but for the prohibition will forthwith be deposited or transmitted promptly to the extent allowable.


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*    Confidential Treatment Requested

Sales and Manufacturing Records

3.11 Inex will keep, for at least three years, pertinent sales and accounting records in sufficient detail to permit Lynx to confirm the accuracy of payments due Lynx under ss.3.3 and ss.3.4. Once a year, at the request and expense of Lynx, upon at least five days prior written notice, Inex will permit a nationally recognized, independent, certified public accountant, appointed by Lynx and acceptable to Inex, access to such records during regular business hours solely to the extent necessary to verify such calculations, provided that such an accountant enters into a confidentiality agreement with Inex limiting the use and disclosure of such information to purposes relevant to this section. Results of any such examination will be made available to both Lynx and Inex and any underpayment identified in the examination will be paid by Inex to Lynx within 30 days of the date of delivery of the accountant's written report. If such examination reveals an underpayment of amounts by 5% or more, Inex will pay the costs of such examination. This section will survive the termination of this Agreement for a period of 10 years.


                                     PART 4

                             SUBLEASE AND EMPLOYEES

Manufacturing Facilities

4.1 On the Closing Date, Lynx will sublease to Inex's subsidiary, Inex Pharmaceuticals (U.S.A.) Corporation, a portion of the facilities currently leased and utilized by Lynx pursuant to the sublease attached as Schedule E.


Employees

4.2 Lynx covenants and agrees with Inex that Lynx will cooperate with Inex and give Inex access to such employee information and such assistance with employee communications as may be necessary in connection with Inex's potential employment of current employees utilized in the Business. Lynx will also cooperate and assist Inex by making such employees available at reasonable times in connection with any lawful pre-employment screening, interviewing or other appointments, with respect to such employees, that Inex desires to conduct or schedule, and in the distribution of communication materials and enrollment forms for Inex's employee benefit plans.

4.3 Lynx covenants and agrees with Inex that with respect to any employees of Lynx utilized in the Business who are hired by Inex in connection with the transactions contemplated in this Agreement ("Retained Employees"), and who are participants in the Code Section 401(k) plan maintained by Lynx (the "Lynx 401(k) Plan"), Lynx will contribute to the Lynx 401(k) Plan and allocate to the Lynx 401(k) Plan accounts of such Retained Employees all employer contributions (including matching contributions with respect to all employee contributions and salary deferrals) that would otherwise have been made to the Lynx 401(k) Plan for the current plan year (with respect to the time period elapsed through the Closing Time) but for the transfer of such employees to Inex, regardless of whether or not such Retained Employees are credited with a year of service for such plan year or are employed by Lynx on the last day of such plan year. To the extent (but only to the extent) that the Lynx 401(k) Plan accounts of any Retained Employees are not transferred to a Code Section 401(k) plan maintained by Inex, Lynx will cause such accounts to be 100 percent vested. Lynx will make whatever amendments to the Lynx 401(k) Plan as are necessary to accomplish the foregoing and will furnish an executed copy of such amendments to Inex.

4.4 Lynx covenants and agrees with Inex that Inex will not assume and that Lynx will be solely responsible for, and will indemnify and hold Inex harmless from, any and all obligations and liabilities accrued in respect of a Retained Employee while employed by Lynx, including all severance payment, termination allowances, accrued bonus entitlement, liabilities relating to health care continuation coverage under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA (and any state laws providing similar rights to continuation coverage) with respect to any qualifying events occurring before, on or after the Closing Date with respect to any Employee Benefit Plan.

4.5 Lynx will not, for a period of 18 months following the Closing Date, solicit for employment any individual who, at the time of such solicitation, is employed by Inex or an Affiliate of Inex.


                                     PART 5

                               RESALE RESTRICTIONS

Share Restrictions


5.1 Lynx will not sell or otherwise dispose of the Inex Shares except as follows:

     (a) in the case of the First Tranche Shares, for a period of [...***...];

     (b) in the case of the Second Tranche Shares and Third Tranche Shares, for a period of [...***...]; and

     (c) to an  Affiliate,  provided  that such  company  agrees to abide by the
     provisions  of  this  Agreement  and  all  other  agreements   contemplated
     hereunder.

5.2 After the issue of the Inex Shares, Lynx will not, directly or indirectly, acquire any additional share, or security convertible into a share, in the capital of Inex until the expiry of the restrictions contained in ss.5.1.


Legends

5.3 Lynx understands and acknowledges that until such time as the same is no longer required by this Agreement, all certificates representing the Inex Shares will bear a legend, in addition to any legend required under applicable Canadian provincial securities legislation, in substantially the following form:

     "The transfer of the securities represented by this certificate is subject to the provisions of an Acquisition Agreement dated February 4, 1998 made among Inex Pharmaceuticals Corporation, and Lynx Therapeutics, Inc. A copy of the Acquisition Agreement is on file at the head office of Inex Pharmaceuticals Corporation."

5.4 In addition to legend set out in ss.5.3, Lynx understands and acknowledges that until such time as the same is no longer required under applicable requirements of the 1933 Act, or by this Agreement, as the case may be, all certificates representing the Inex Shares will bear a legend, in addition to any legend required under applicable Canadian provincial securities legislation, in substantially the following form:

     "The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state of the United States. The holder hereof, by purchasing such securities, agrees for the benefit of the Company that such securities may be offered, sold, pledged or otherwise transferred only (A) to the Company, (B) outside the United States in accordance with Regulation S under the 1933 Act, if applicable, (C) inside the United States (i) pursuant to the exemption from registration


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*    Confidential Treatment Requested
     requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (ii) pursuant to another applicable exemption under the 1933 Act and any applicable state securities laws governing the offer and sale of such securities, as evidenced by an opinion of counsel of recognized standing in form acceptable to the Company. Delivery of this certificate may not constitute "good delivery" in settlement of transactions on stock exchanges in Canada."

If the Inex Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S under the 1933 Act, the legend may be removed by delivering a duly executed declaration to Inex's registrar and transfer agent in a form satisfactory to Inex.


Notice of Disposition

5.5 Lynx will promptly advise Inex of the particulars of all permitted sales, transfers, pledges or other disposition of any of the Inex Shares by Lynx, and of its holding of the Inex Shares remaining after each such permitted sale, transfer, pledge or other disposition.


Assistance on Sales

5.6 Where reasonably requested by Lynx, Inex will use all reasonable efforts to assist Lynx to effect any sale of the Inex Shares, including assisting in arranging the sale in large blocks on a private placement basis of all or a portion of the Inex Shares to investment dealers or institutional investors known to Inex, with such resale restrictions as may be applicable under relevant securities legislation, provided such sales are made in accordance with this Agreement.


Voting

5.7 Lynx will not exercise, or execute any proxy for the exercise of, any voting rights in respect of an Inex Share until such Inex Share has been released from escrow in accordance with ss.3.1.


                                     PART 6

                         REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Lynx

6.1 In order to induce Inex to enter into and consummate the transactions contemplated by this Agreement, Lynx represents and warrants to Inex the statements contained in Schedule C as representations and warranties that are true, accurate and complete as at the date of this Agreement and at the Closing Time as if such representations and warranties were made at the Closing Time (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period, in which case such representations and warranties are true, accurate and complete in all material respects as at that date).

Representations and Warranties of Inex

6.2 In order to induce Lynx to enter into and consummate the transactions contemplated by this Agreement, Inex represents and warrants to Lynx the statements contained in Schedule D as representations and warranties that are true, accurate and complete as at the date of this Agreement and at the Closing Time as if such representations and warranties were made at the Closing Time (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period, in which case such representations and warranties are true, accurate and complete in all material respects as at that date).


Survival of Representations and Warranties

6.3 The representations and warranties of each of Lynx and Inex contained in this Agreement will not merge at Closing and will survive the Closing and the payment of the Purchase Price and will continue in full force and effect for the benefit of Inex or Lynx, as applicable, for a period of three years after the Closing Date, except for those representations and warranties relating to environmental liability which will continue for a period of five years after Inex ceases to have payment obligations under ss.3.3 or under the Amidate License.


                                     PART 7

                                    COVENANTS

Covenants of Lynx

7.1 Lynx covenants and agrees with Inex that from and after the date of execution of this Agreement to the Closing Date:

     (a) as soon as Lynx has determined that a state of facts exist which results in or will result in

         (i) a representation or warranty contained in ss.6.1 being untrue or incorrect in any material respect, or

         (ii) the non-fulfilment of any of the conditions precedent set forth in ss.8.1.

     Lynx will notify Inex of such state of facts;

     (b) Lynx will obtain any release, waiver, consent, assignment or approval that Inex, acting reasonably, may advise is required in order that the execution and delivery of this Agreement, the completion of the transactions contemplated hereby and the observance and performance of the obligations of Lynx herein will not result in a representation or warranty contained in ss.6.1 being untrue or incorrect, including without limitation, all necessary consents

         (i) to assign the License Agreements dated April 1, 1993, June 1, 1993 and June 1, 1994 with Thomas Jefferson University,

         (ii) to assign the License Agreement dated April 6, 1992 with Temple University - Of the Commonwealth System of Higher Learning, as amended, and

         (iii) from the lessors of the Leasehold Property to the grant of the sublease referred to under ss.4.1,

     (c) Lynx will make all necessary applications for, and Lynx will use its best efforts to obtain all necessary approvals of, the relinquishment and reissue or the transfer to Inex of all Permits,

     (d) Lynx  will   maintain  in  force   policies  of  insurance   heretofore
     maintained,

     (e) Lynx will take good care of, do and make all necessary repairs and maintenance to, and take reasonable care to protect and safeguard, the Assets and the Amidate Technology;

     (f) Lynx will permit Inex, its officers, directors, agents, professional advisors or other authorized representatives at any time and from time to time to inspect and review the Assets, the Business and the Books and Records and for these purposes will permit such persons at any time and from time to time upon reasonable notice and during regular business hours to enter into or upon such premises where the Assets or any such information may be;

     (g) Lynx will not sell, consume, or dispose of or transfer possession of any of the Assets (except in the usual and ordinary course of the operation of the Business);

     (h) Lynx will conduct the Business, only in the usual and ordinary course of the operation of such business, endeavour to preserve the organization of such business intact and preserve the goodwill of the suppliers and customers and others having business relations with Lynx relating to such business;

     (i) Lynx will be liable for and pay all sales, use, transfer and similar taxes, properly payable upon and in connection with the sale and transfer of the Assets and, if any, the grant of the Amidate License;

     (j) in respect of the Amidate Technology, Lynx

         (i) will permit Inex to review and comment on all patent prosecution matters in the manner permitted under Article 10 of the Amidate License,

         (ii) will maintain in good standing all patents that are licensed, and licenses that are sublicensed, to Inex under the Amidate License, and

         (iii) will not sell, consume, dispose of or transfer possession of (including the granting of any license) the Amidate Technology in any manner that would be inconsistent with the Amidate License; and

     (k) Lynx will make all necessary tax, governmental and other filings required of it in a timely fashion.


7.2 Lynx covenants and agrees with Inex that, at the Closing Time, Lynx will, at Lynx's cost, cooperate with Inex in making any registrations or applications required by Inex in respect of any Acquired Technology assigned hereunder and, if required, the Amidate License.


Covenants of Inex

7.3      Inex covenants and agrees with Lynx that Inex will:

     (a) co-operate with Lynx with respect to the covenants set forth in ss.7.1 and the satisfaction of the conditions precedent set forth in ss.8.1;

     (b) take or cause to be taken all proper steps, actions and corporate proceedings for the issue to Lynx of the Inex Shares, including any resolutions required to ensure that the Inex Shares are issued as fully paid and non-assessable;

     (c) take all steps necessary to ensure that the Inex Shares will be listed and posted for trading on the TSE upon their issue;

     (d) issue the Inex Shares to Lynx under applicable exemptions from prospectus and registration requirements under the Securities Act (British Columbia) and under applicable exemptions from the registration requirements under U.S. securities laws;

     (e) at the request of Lynx, execute and deliver such applications for consent and such assumption agreements, and provide such information as may reasonably be necessary to obtain the consents referred to in ss.7.1(c),
     (d) and (f) and will reasonably assist and cooperate with Lynx in obtaining the said consents; provided that nothing herein will obligate Inex to assume or become liable or responsible for any liabilities or obligations of Lynx other than as expressly set forth in this Agreement;

     (f) on and after the Closing Time, assume, perform and discharge all obligations arising under the Material Contracts and all other contracts, commitments or engagements relating to the Business which are entered into by Lynx between the date of this Agreement and the Closing Time in the usual and ordinary course of the operation of the Business, and will indemnify and save Lynx harmless of and from all claims, demands, suits and actions in respect thereof; and

     (g) prior to the Closing Time not authorize or effect any dividend, share split or other like capitalization change which would be reasonably seen to be prejudicial to Lynx.


Mutual Covenants

7.4 Each party shall make or cause to be made any filings and submissions required under the HSR Act in connection with the consummation of the transactions contemplated by this Agreement , and each party shall also notify the Committee on Foreign Investment in the United States ("CFIUS") of such transactions pursuant to Section 721 of the Defense Production Act of 1950, as amended, and the rules and regulations promulgated thereunder (the "Exon-Florio Amendment"). Each party shall furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of such filings, submissions or notifications.

7.5 Each party intends to treat the transactions contemplated herein as fully taxable transactions for U.S. federal income tax purposes. Neither party hereto will take any action inconsistent with this treatment.


                                     PART 8

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF INEX

Conditions Precedent of Inex

8.1 Notwithstanding any other provision of this Agreement, the obligation of Inex to complete the purchase of the Assets is subject to the following conditions being met:

     (a) the representations and warranties of Lynx contained in this Agreement and in any agreement, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby, are true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except

         (i) to the extent that any of such representations and warranties have been waived by Inex or affected by the transactions between the parties contemplated hereby, or

         (ii) insofar as such representations and warranties are given as of a particular date or for a particular period and relate solely to such date or period;

     (b) all of the covenants, agreements and deliveries of Lynx to be performed or complied with by it on or before the Closing Date have been duly performed or complied with, except to the extent that such performance or compliance has been waived by Inex or is prevented by a default by Inex in the performance of its obligations hereunder;

     (c) all consents or approvals required to be obtained by Lynx for the purpose of selling, assigning or transferring the Assets and granting the Amidate License have been obtained;

     (d) all consents or approvals required to be obtained by Inex, including the approval of the TSE, for the purpose of issuing the Inex Shares and completing the transactions contemplated hereby have been obtained;

     (e) from the date hereof to the Closing Date, no event has occurred and no action has been taken which materially and adversely affects the Business, any of the Assets or the Amidate License, or the value thereof; and

     (f) no injunction or restraining order of a court, administrative tribunal, arbitrator or Governmental Authority of competent jurisdiction being in effect which prohibits the transactions contemplated hereunder and no action or proceeding having been instituted and remaining pending before any such court, administrative tribunal, arbitrator or Governmental Authority to restrain or prohibit the transactions contemplated hereby.


Conditions for Benefit of Inex

8.2 The foregoing conditions are for the exclusive benefit of Inex and any such condition may be waived in whole or in part by Inex on or before the Closing Date by delivery to Lynx of a written waiver to that effect, signed by Inex.


                                     PART 9

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF LYNX

Conditions Precedent of Lynx

9.1 Notwithstanding any other provision of this Agreement, the obligation of Lynx to complete the transactions contemplated hereunder is subject to the following conditions being met:

     (a) the representations and warranties of Inex contained in this Agreement and in any agreement, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby, are true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except

         (i) to the extent that any of such representations and warranties have been waived by Lynx or affected by the transactions between the parties contemplated hereby, or

         (ii) insofar as such representations and warranties are given as of a particular date or for a particular period and relate solely to such date or period;


     (b) all of the covenants, agreements and deliveries of Inex to be performed or complied with by it on or before the Closing Date have been duly performed or complied with, except to the extent that such performance or compliance has been waived by Lynx or is prevented by a default by Lynx in the performance of its obligations hereunder;

     (c) all consents or approvals required to be obtained by Inex, including the approval of the TSE, for the purpose of issuing the Inex Shares and completing the transactions contemplated hereby have been obtained;

     (d) from the date hereof to the Closing Date, no event has occurred and no action has been taken which materially and adversely affects the business or assets of Inex; and

     (e) no injunction or restraining order of a court, administrative tribunal, arbitrator or Governmental Authority of competent jurisdiction being in effect which prohibits the transactions contemplated hereunder and no action or proceeding having been instituted and remaining pending before any such court, administrative tribunal, arbitrator or Governmental Authority to restrain or prohibit the transactions contemplated hereby.


Conditions for Benefit of Lynx

9.2 The foregoing conditions are for the exclusive benefit of Lynx and any such condition may be waived in whole or in part by Lynx on or before Closing Date by delivery to Inex of a written waiver to that effect, signed by Lynx.


                                     PART 10

                              DELIVERIES AT CLOSING

Closing

10.1 Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Cooley Godward at Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306-2155 at 10:00 a.m. on the Closing Date, or at such other location or time as the parties may agree. If the Closing has not occurred by April 10, 1998 either party may terminate this Agreement, provided that no such termination will relieve any party from any liability for any breach or default of the terms of this Agreement.


Deliveries of Lynx

10.2     At the Closing, Lynx will deliver or cause to be delivered to Inex:

     (a) a certified copy of a resolution of the directors of Lynx duly passed, authorizing the execution, delivery and implementation of this Agreement, and of all transactions contemplated hereby and of all documents to be delivered by Lynx pursuant hereto;

     (b) where applicable, all deeds of conveyance, bills of sale, transfer and assignments and assumption agreements, duly executed, in form and content satisfactory to Inex, appropriate to effectively vest good and marketable title to the Assets in Inex to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is necessary or desirable;

     (c) all consents or approvals required to be obtained by Lynx hereunder;

     (d) possession of the Assets and all rights appurtenant thereto;

     (e) evidence satisfactory to Inex of the transfer to Inex or acquisition by Inex of all the Permits;

     (f) an executed Amidate License;

     (g) an executed sublease of the Leased Property, substantially in the form set out in Schedule F;

     (h) executed counterparts of one or more Notices of Abandonment of Trademarks covering each of the trademarks described in Schedule A, in due form for recordation with the appropriate Governmental Authority;

     (i) executed counterparts of one or more Assignments of Patents covering each of the patents and patent applications described in Schedule A, in due form for recordation with the appropriate Governmental Authority;

     (j) a  legal   opinion,   addressed  to  Inex,   dated  the  Closing  Date,
     substantially in the form set out in Schedule M, delivered by the counsel for Lynx;

     (k) a certificate of a senior officer of Lynx certifying as to the accuracy of the representations and warranties of Lynx herein as at the Closing Date and the fulfilment by Lynx of the covenants and agreements required to be fulfilled by it at or before the Closing, which will include a representation and warranty that all third party consents have been obtained; and

     (l) all such other documents and instruments as counsel for Inex may reasonably require.


Deliveries of Inex

10.3     At the Closing, Inex will deliver or cause to be delivered to Lynx:

     (a) a certified copy of resolutions of the directors of Inex duly passed, authorizing

         (i) the execution, delivery and implementation of this Agreement, and of all transactions contemplated hereby and of all documents to be delivered by Inex pursuant hereto,

         (ii) the creation, allotment and issue or, where applicable, conditional issue of the Inex Shares, fixing the issue price of the Inex Shares and authorizing the issuance of a share certificate representing the Inex Shares in the name of Lynx in accordance with the provisions of this Agreement;

     (b) three share certificates each representing 400,000 Inex Shares;

     (c) notification under blanket order ruling 95/17 of the British Columbia Securities Commission;

     (d) a cheque for US$3,000,000 representing payment for the Cash Amount;

     (e) a  legal   opinion,   addressed  to  Lynx,   dated  the  Closing  Date,
     substantially in the form set out in Schedule N, delivered by the counsel for Inex;

     (f) a certificate of a senior officer of Inex certifying as to the accuracy of the representations and warranties of Inex herein as at the Closing Date and the fulfilment by Inex of the covenants and agreements required to be fulfilled by it at or before the Closing.


                                     PART 11

                          LOSS OR DAMAGE BEFORE CLOSING

Loss or Damage Closing

11.1 If, before the Closing Date, there will have been any loss or damage to any of the Assets or Amidate Technology, Lynx will forthwith thereafter deliver to Inex a detailed list showing the insurance coverage with respect thereto, particulars of any claims made by Lynx under its insurance coverage, and the standing of such claims and if, notwithstanding such loss or damage, Inex elects by notice in writing to Lynx to complete the transactions contemplated herein, the sale and purchase provided for herein will be completed and Lynx will, on Closing

     (a) pay to Inex all monies received by Lynx before the Closing Date as proceeds of insurance with respect thereto, and

     (b) deliver to Inex, a duly executed assignment in form and substance satisfactory to Inex of all of Lynx' interest in and to any proceeds of insurance with respect to any such items and Lynx' written undertaking to cooperate with Inex in the satisfactory settlement of all claims.


                                     PART 12

                                   ADJUSTMENTS

Effective Date of Transfer of Assets

12.1 Subject as otherwise specified in this Agreement, all transactions in the Business conducted before the Closing Date will be for the account of Lynx and all transactions in the Business on or after that date will be for the account of Inex. From and after the Closing Date, all amounts expended by Lynx for the Business and the Assets in the ordinary course, including insurance premiums, will be reimbursed by Inex, forthwith upon request.


                                     PART 13

                                   CONVEYANCE

Conveyance of Assets

13.1 On completion of the Closing, this Agreement will, without further act or formality, operate as a transfer to Inex of all Assets to be sold and purchased hereunder as the same will be at the close of business on the Closing Date.

Trust Regarding Assets Not Conveyed

13.2 If any of the Assets intended to be transferred hereunder are not transferred to Inex on the Closing Date, Lynx will hold as bare trustee in trust for, and at the sole cost of Inex, all such Assets from the Closing Time until such Assets are effectively transferred.


                                     PART 14

                       NON-COMPETITION AND CONFIDENTIALITY

Non-Competition

14.1 For a period of [...***...] from the Closing Date, Lynx will not, directly or indirectly, in sole proprietorship, in any partnership or joint venture or as an owner of [...***...], compete with [...***...].


Confidential Information

14.2 As a result of completing the transactions contemplated by this Agreement, each party (the "Recipient") acknowledges that it may acquire or hold Confidential Information (other than information that is an Asset or is licensed under the Amidate License) belonging to (whether acquired by Discloser before the date of, or as a result of the transactions contemplated by, this Agreement) the other party (the "Discloser"). Lynx also acknowledges that certain directors, officers and employees of Lynx, and its agents or third party agents and contractors, may be aware of Confidential Information that forms part of the Assets, which information is, for the purpose of this Part, deemed to belong to Inex as a Discloser. Discloser warrants that it has the right to disclose the Confidential Information disclosed to Recipient under this Agreement.


Property

14.3 Except as provided for in this Agreement, all Confidential Information belonging to Discloser (whether acquired by Discloser before the date of, or as a result of the transactions contemplated by, this Agreement) will remain the exclusive property of the Discloser.

14.4 Except as expressly set out herein, nothing in this Agreement confers on Recipient any interest, licence or other right in respect of Confidential Information of the Discloser.


Fiduciary Relationship

14.5 Recipient acknowledges that certain of the Confidential Information consists of information vital to the business and commercial prospects of Discloser and that such information is of a special, valuable and unique nature and would not normally be disclosed to Recipient and, accordingly, Recipient will act as a fiduciary of Discloser in holding and using such Confidential Information.


Obligation of Confidentiality

14.6 Except as provided for in this Agreement, all Confidential Information belonging to Discloser and known to or held by Recipient will be held in strict confidence and the Recipient:

     (a) agrees to use such Confidential Information only for the purposes of completing the transactions contemplated by this Agreement;


----------------
*    Confidential Treatment Requested

     (b) will, and will ensure that each of its directors, officers, employees and agents (collectively, the "Recipient's Agents") will, hold in confidence and keep confidential the Confidential Information disclosed to them by the Discloser;

     (c) will not, and will ensure that none of the Recipient's Agents will, directly or indirectly, use or disclose any such Confidential Information except to the extent that it is strictly necessary to enable the Recipient to exercise its rights and perform its obligations under this Agreement;

     (d) will not, and will ensure that none of the Recipient's Agents will, except to the extent necessary to enable the Recipient to exercise its rights or perform its obligations under this Agreement, make copies of such Confidential Information;

     (e) will, upon the request of the Discloser, return, and cause the Recipient's Agents to return, all Confidential Information and copies thereof to the Discloser; and

     (f) will, and will ensure that each of the Recipient's Agents will, maintain all such Confidential Information in a manner so as to protect the same against wrongful disclosure, misuse, espionage and theft.


Exceptions

14.7 Nothing in this Agreement will prevent the Recipient or the Recipient's Agents from making use of or disclosing any Confidential Information:

     (a) which has already become generally available to the public through no breach of this Agreement or any other obligation of the Recipient or the Recipient's Agents to the Disclosing Party;

     (b) which the Recipient can show, through written evidence, has been independently developed, without use of any Confidential Information belonging to the Discloser, by employees of the Recipient who had no access to such Confidential Information;

     (c) which the Recipient can show, through written evidence, was received by it on a non-confidential basis from a source other than the Discloser and which source, to the knowledge of Recipient, lawfully obtained such information and had the right to disclose such information; or

     (d) which is required to be disclosed pursuant to a final order or judgment of a court of competent jurisdiction and in such case the parties will cooperate with one another to seek to obtain an appropriate protective order or other reliable assurance that confidential treatment will be afforded to such Confidential Information.

Recipient will immediately notify Discloser if Recipient becomes legally compelled to discloser any Confidential Information sufficiently in advance of the date of disclosure so as to provide Discloser with a reasonable opportunity to seek an appropriate remedy to enjoin such disclosure from occurring.


Reasonable Restriction

14.8 Each party agrees that the restrictions contained in this Part are reasonable in order to protect the respective legitimate business interests of the parties and all defences to the strict enforcement of such restrictions are hereby waived by the parties.

Injunctive Relief

14.9 Each party acknowledges that a breach by it of any covenants contained in this Part could result in damages to the other party to this Agreement which damages could not adequately be compensated for by monetary award. Accordingly, each party agrees that in the event of any such breach by such party, in addition to all other remedies available to any other party at law or in equity, such other party will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate, to ensure compliance with the provisions of this Agreement.


Survival of Covenants

14.10 The covenants and agreements contained in this Part, except ss.14.1, will survive the Closing for a period of five years after the Closing Time and will be separate and distinct covenants and agreements enforceable after the termination of the remainder of this Agreement in accordance with the terms thereof, and any reference in this Agreement to termination will not influence the termination of this Part unless specifically agreed to by the parties.


                                     PART 15

                               DISPUTE RESOLUTION

Initiation of Process

15.1 If at any time a dispute among the parties with respect to any matter relating to this Agreement arises, a party that wishes that the issue be considered further may, upon giving notice to the other, submit the issue or dispute for determination by three arbitrators, one of which will be appointed by each of Inex and Lynx, with the third to be named jointly by Lynx and Inex.


Acceptance and Implementation

15.2 Each party will accept and proceed in good faith diligently to implement the award or decision of the arbitrators on an arbitration pursuant to ss.15.1, including the entering of the award in any court having jurisdiction.


Arbitration Rules

15.3 The applicable rules of the American Arbitration Association will apply to arbitration hereunder except to the extent inconsistent with or contrary to any provision of this Agreement.


Place of Arbitration

15.4 All arbitration proceedings will be conducted in San Francisco, California or as the parties otherwise agree.


Legal Proceedings

15.5 A legal proceeding commenced by a party to this Agreement in respect of an issue or dispute that may be arbitrated under this Agreement will be stayed until the time during which an arbitration may be initiated has expired or, if an arbitration is initiated, a decision on the arbitration is delivered or the arbitration process has otherwise ended.

Exclusions

15.6 This Part will not apply to any action pursuant to Part 14 or any actions seeking any grant of provisional remedies, including injunctions, restraining orders and specific performance, and each party reserves its right to commence such action or seek such remedies from a court of competent jurisdiction.


                                     PART 16

                             INDEMNITIES AND SET-OFF

Indemnity

16.1 Subject to ss. 16,2, without prejudice to any other remedy available to a party (the "Indemnified Party") at law or in equity, the other party (the "Indemnifying Party") hereby agrees, forthwith upon demand, to indemnify and save harmless the Indemnified Party from and against any and all costs, losses, damages, taxes or expenses suffered or incurred by the Indemnified Party in any manner arising out of, in connection with, with respect to or relating to any representation or warranty the Indemnifying Party set forth in this Agreement, including any representation or warranty given at Closing, being untrue or incorrect or the failure of the Indemnifying Party to observe or perform any of its obligations pursuant hereto, and any and all goods and services taxes, actions, suits, proceedings, demands, assessments, judgments, reasonable costs and reasonable legal and other expenses incidental thereto.


De Minimus

16.2     Any claim(s) under ss. 16.1 or otherwise must

     (a) exceed $100,000 in the aggregate before any claim is made, in which event all damages or deficiencies may be claimed and not just the amount in excess of the aforementioned amount, and

     (b) be claimed within a period of three years after the Closing Date.


Notification Regarding Claim

16.3 Each party will promptly notify the other when it has determined that it has actual (and not attributed or assumed) knowledge of a state of facts which gives rise to a claim under this Part 16.


Litigation

16.4 Inex will promptly notify Lynx of any claim made by any Person against Inex in respect of which Inex has the right to indemnity under ss.16.1. If Lynx acknowledges and accepts liability in respect of such claim,

     (a) Lynx will be entitled (but not obligated) to assume the defence of any such claim, in which case Lynx will do so in a bona fide and diligent fashion and will bear the costs and expenses associated therewith,

     (b) and if Lynx has elected not to assume the defence of such claim,

         (i) Inex will be entitled (but not obligated) to do so, and will bear the cost and expenses associated therewith provided that any such costs and expenses will be recoverable from Lynx under ss.16.1,

         (ii) Lynx will have the right to join such proceeding as a party defendant, each of Inex and Lynx hereby agreeing to the entry of an order making Lynx a party defendant in such proceeding should Lynx so wish,

     (c) and if Lynx has elected to assume the defence of such claim,

         (i) Lynx will select and employ legal counsel to appear and to participate in any proceeding relating to such claim on behalf of Inex (subject to the approval of such legal counsel by Inex) unless both Lynx and Inex are defendants in any such proceeding and, in the reasonable opinion of independent counsel to Inex, Inex may have legal defences available to it which are different from or in addition to those available to Lynx or representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case Lynx will be liable for the fees and expenses of one such separate counsel, and

         (ii) Inex will, at the cost of Lynx, cooperate with Lynx in contesting such claim, and

         (iii) Lynx  will  be  the  sole  judge  of  the  acceptability  of  any
         compromise  or  settlement  of  such  proceeding   provided  that  such
         compromise or settlement

               (A) results in the complete release of Inex from all claims which are the subject of such proceeding in respect of which Inex has the right to make a claim under ss.16.1,

               (B) requires no more than the payment of money (that is, Inex is not required to admit any wrong doing or to take or refrain from taking any material action), and

               (C) does not contain any admission of liability or fault on the part of Inex,

     and Inex is satisfied, acting reasonably, that the full amount of money required to be paid by Inex as a result of such settlement will be paid by Lynx. In all other cases such compromise or settlement will require the prior written approval of Inex.


Set-Off

16.5 Notwithstanding anything in this Agreement, and in addition to any other rights Inex may have, where, in the opinion of Inex, Lynx has materially breached an obligation, representation, warranty or covenant under this Agreement, Inex may delay the delivery to Lynx of the Second Tranche Shares or Third Tranche Shares (where such shares have not yet been delivered) until such time as such breach is resolved in favour of Lynx as not being a breach or is established as a breach (an "Established Breach") by agreement of the parties, by final judgment of a court of competent jurisdiction, by arbitration or by settlement. Where there is an Established Breach on the part of Lynx and where such Established Breach is not discharged by Lynx in a timely fashion in accordance with this Part 16, Inex will cancel such number of Second Tranche Shares or Third Tranche Shares not yet released from escrow having a value (based upon a share price equal to the closing price of the Common shares of Inex on The Toronto Stock Exchange on the Closing Date) equal to the value of the Established Breached.

                                     PART 17

                               GENERAL PROVISIONS

Modifications, Approvals and Consents

17.1 No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.


Survival of Covenants

17.2 The covenants and agreements contained in ss.3.2, 3.3, Part 5 and Part 16 will survive the termination of the remainder of this Agreement and will be separate and distinct covenants and agreements enforceable after the termination of the remainder of this Agreement in accordance with the terms thereof, and any reference in this Agreement to termination will not influence the termination of such provisions unless specifically agreed to by the parties.


Further Assurances

17.3 The parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.


Entire Agreement

17.4 The provisions in this Agreement and the other agreements contemplated herein constitute the entire agreement among the parties and supersede all previous expectations, understandings, communications, representations and agreements, whether verbal or written, among the parties, including, without limitation, all previous confidentiality agreements between the parties, and if there is any conflict between the terms of this Agreement and the terms of the Other Transaction Agreements with respect to the subject matter hereof, the provisions of this Agreement will prevail.


Notice

17.5 Every notice, request, demand, direction or other communication (each, for the purposes of ss. 17.5, ss. 17.6 and ss. 17.7, a "Notice") required or permitted to be given pursuant to this Agreement will be deemed to be well and sufficiently given if in writing and delivered by hand (including recognized overnight courier service) or transmitted by facsimile, in each case addressed as follows:

     (a)      if to Lynx at:
              3832 Bay Centre Place
              Hayward, California
              U.S.A.  94545
              Attention:  Chief Executive Officer
              Facsimile:  (510) 670-9302

              with a copy to:

              Cooley Godward
              Five Palo Alto Square
              3000 El Camino Real

              Palo Alto, California
              U.S.A. 94306
              Attention: Jim Kitch
              Facsimile: (650) 875-0663

     (b)      if to Inex at:
              100 - 8900 Glenlyon Parkway
              Glenlyon Business Park
              Burnaby, British Columbia
              V5J 5J8
              Attention:  Chief Executive Officer
              Facsimile:  (604) 264-9959

              with a copy to

              Lang Michener Lawrence & Shaw
              1500 - 1055 West Georgia Street
              P.O. Box 11117
              Vancouver, British Columbia
              V6E 4N7
              Attention:  Leo Raffin
              Facsimile:  (604) 685-7084

or to such other address or transmission receiving station as is specified by the particular party by Notice to the other.


Deemed Receipt

17.6 Any Notice delivered or sent as aforesaid will be deemed conclusively to have been effectively given and received on the day Notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day or on the next day that is a Business Day if it was delivered or sent on a day that was not a Business Day.


Change of Address

17.7 A party may at any time, by Notice to the other, change its address to some no less convenient address and will so change its address whenever its address ceases to be suitable for delivery by hand.


Enurement

17.8 This Agreement will enure to the benefit of and be binding upon Lynx and Inex and their respective permitted assigns.


Assignment

17.9 Lynx may not assign its rights, title or interests, or any part thereof, under this Agreement, other than to an Affiliate of Lynx, except with the prior written consent of Inex, which consent may be arbitrarily withheld. Inex may not assign its rights, title or interests, or any part thereof, under this Agreement to any person, other than to an Affiliate of Inex, except with the prior written consent of Lynx, which consent may be arbitrarily withheld.

Applicable Law

17.10 This Agreement will be deemed to have been made in California and the construction, validity and performance of this Agreement will be governed in all respects by the laws prevailing in California.


Attornment

17.11 Each party irrevocably attorns to the non-exclusive jurisdiction of the courts of California and all courts having appellate jurisdiction thereover in respect of any proceeding arising out of or relating to this Agreement.


Waiver of Jury Trial

17.12 The parties hereby waive trial by jury in any judicial proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement.


Severability

17.13 If any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.


Counterparts

17.14 This Agreement may be executed in any number of counterparts or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that all of the parties are not signatories to the same counterpart or facsimile.

IN WITNESS WHEREOF the above noted parties have executed this Agreement as and of the date first above written.



The Common Seal of
INEX PHARMACEUTICALS  CORPORATION
was affixed in the presence of:


/s/ James J. Miller
---------------------------------
Authorized Signatory

James J. Miller
---------------------------------
Authorized Signatory



The Corporate Seal of                                       )
LYNX THERAPEUTICS, INC.                                     )
was affixed in the presence of:                             )
                                                            )
/s/ Sam Eletr                                               )                C/S
---------------------------------                           )
Authorized Signatory                                        )
                                                            )
Sam Eletr                                                   )
---------------------------------                           )
Authorized Signatory                                        )